Exhibit 10.6

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

between

TRICADIA HOLDINGS, L.P.

AND

TIPTREE ASSET MANAGEMENT COMPANY, LLC

DATED AS OF June 30, 2012

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TABLE OF CONTENTS

(continued)

Appendix A - Form of Transition Service Schedule

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TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT, dated as of June 30, 2012, is by and among Tiptree Asset Management Company, LLC, a Delaware limited liability company (“TAMCO”). Tricadia Holdings, L.P., a Delaware limited partnership (“Tricadia”). and, to the limited extent provided for herein, Tiptree Financial Partners, L.P. (“Tiptree”).

W I T N E S S E T H:

WHEREAS, Tricadia, Tiptree and each of TFPLP Holdings I LLC, TFPLP Holdings II LLC and TFPLP Holdings III LLC (together, the “Contributors”) have entered into that certain Contribution and Issuance Agreement dated as of the date hereof (the “Contribution Agreement”) pursuant to which the Contributors have agreed to contribute (the “Contribution”) to Tiptree 99% of the outstanding limited liability company interests of TAMCO, and Tiptree has agreed to issue to the Contributors common limited partnership units in respect of their contribution;

WHEREAS, TAMCO will hold, immediately prior to and after the Contribution, all of the Limited Liability Company Interests (as defined in the Contribution Agreement) of each of Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC (each a “Management Entity” and, together, the “Management Entities”):

WHEREAS, following the Contribution, Tiptree’s interests in TAMCO will be held by Tiptree Asset Management Holding Company, LLC (“TAMCO Holding”), a wholly-owned subsidiary of Tiptree; and

WHEREAS, pursuant to the terms of the Contribution Agreement, the Contributors desire that Tricadia, an affiliate of the Contributors, provides certain transition services to TAMCO and its Affiliates, including Tiptree and the Management Entities, for specified periods following the Closing Date (as defined in the Contribution Agreement), all in accordance with, and subject to the terms and conditions of, this TSA (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this TSA and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TAMCO and Tricadia hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement. As used in this TSA, the following terms shall have the following meanings:

“BCDR Plan” shall mean the written document which records a party’s logistical plan for the recovery and restoration of partially or completely interrupted critical functions within a predetermined time following a disaster or extended disruption.

“Board” means the Board of Directors of Tiptree.

“Change of Control” means (i) the acquisition by any Persons or group of Persons (other than an Affiliate of Tricadia) of a majority of the issued and outstanding Tiptree Partnership Units (whether as a result of an issuance by Tiptree or sale by one or more Tiptree Partners); (ii) a merger, consolidation, recapitalization or reorganization of Tiptree with or into a Person that is not an Affiliate of Tricadia; or (iii) the persons who were directors of the Tiptree on the date hereof (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or a majority of the board of directors of any successor to Tiptree; provided, that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; provided, further, however, that no proposed merger or business contribution in respect of which there are active discussions as of April 19, 2012 shall constitute a Change of Control of Tiptree.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means, with respect to any Person, all fees, costs and expenses incurred in connection with such Person’s activities.

“Hypothetical Fees” means the fees that would have been payable to the Management Entities under the Management Agreements and the Tiptree Partnership Agreement if the fee rates (including performance fee rates) set forth in such agreements prior to the Closing Date continued to apply after the Closing Date.

“Third Party Materials” shall mean all Intellectual Property owned by a Person other than Tricadia or its Affiliates prior to the Closing Date, including all modifications and amendments thereto as of any date.

“Transition Service” means each service provided under this TSA and described in a Transition Service Schedule.

“Transition Service Schedule” means each of the completed and signed schedules to this TSA in the form attached hereto as Appendix A.

“TSA” means this Transition Services Agreement.

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SECTION 1.02. Other Defined Terms.

The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Contribution	Recitals
Contribution Agreement	Recitals
Contributors	Recitals
Final Term	7.01
Historical Records	4.05(a)
Incumbent Directors	1.01
Indemnified Party	6.04
Indemnifying Party	6.04
Management Entities	Recitals
Omitted Service	2.01(f)
Records	4.05(a)
Sales Taxes	3.06
Security Regulations	4.03(a)
Service Provider	2.01
Service Provider Policy	2.03(a)
Service Recipient	2.01
Service Recipient Policy	2.03(b)
Service Records	4.05(a)
Systems	4.03(a)
TAMCO	Preamble
TAMCO Holding	Recitals
TAMCO Indemnified Party	6.03
Term	2.01(b)
Tiptree	Preamble
Transition Services Fee(s)	3.01(a)
Tricadia	Preamble
Tricadia Indemnified Party	6.02

SECTION 1.03. Interpretation. When reference is made in this TSA to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this TSA unless otherwise indicated. When reference is made to any agreement (including this TSA), contract, statute (or section thereof) or regulation (or section thereof), such reference shall be to such agreement (including this TSA), contract, statute (or section thereof) or regulation (or section thereof) as amended, modified, supplemented or replaced from time to time including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Whenever the words “include”, “includes” or “including” are used in this TSA, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this TSA shall refer to this TSA as a whole and not to any particular

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provision of this TSA. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All pronouns and variations thereof will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. All terms defined in this TSA shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and headings contained in this TSA are for reference purposes only and shall not affect in any way the meaning or interpretation of this TSA. It is the intention of the parties that every covenant, term and provision of this TSA shall be construed simply according to its fair meaning and not strictly for or against any party, it being understood and agreed that this TSA is the product of negotiation by the parties having the assistance of counsel and other advisors, and, therefore, the parties waive, to the fullest extent permitted by Applicable Law, the benefit of any Applicable Law requiring construction or interpretation against the party drafting or causing any instrument to be drafted. In the event of any conflict or alleged conflict between any Transition Service Schedule, on the one hand, and this TSA, on the other hand, the terms and conditions of this TSA shall prevail.

ARTICLE II

TRANSITION SERVICES

SECTION 2.01. Transition Services; Term.

(a) Tricadia shall provide, or shall cause its Affiliates or third-party service providers to provide, the Transition Services (each such party providing a Transition Service being referred to herein as a “Service Provider”) to TAMCO and its Affiliates, including Tiptree, TAMCO Holding and the Management Entities (each such party receiving a Transition Service being referred to herein as a “Service Recipient”) upon the terms and subject to the conditions set forth herein and on the Transition Services Schedules. A detailed description of each Transition Service is set forth in the relevant Transition Service Schedule.

(b) Tricadia shall, or shall cause its Affiliates or third-party service providers to, provide, and each Service Recipient shall receive, each Transition Service for such period as is specified for such Transition Service in the relevant Transition Service Schedule (each such period, a “Term”). The Term for each Transition Service may be extended by mutual agreement of Tricadia and TAMCO, to be reflected by amendment to the relevant Transition Service Schedule.

(c) In the event that Tiptree internally restructures, reorganizes or transfers a Service Recipient (including Tiptree) to an Affiliate or a third party which, following such transaction is an Affiliate, Tricadia shall continue to provide, or cause the provision of, the Transition Services to each Service Recipient to the extent provided prior to such restructuring, reorganization or transfer, but only insofar as each Service Recipient continues to conduct its business. For the avoidance of doubt, the consummation of any merger or business contribution in respect of which there are active discussions as of April 19, 2012, shall not constitute a restructuring, reorganization or transfer of Tiptree and Tricadia shall continue to provide, or cause the provision of, the Transition Services following the consummation of any such transaction.

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(d) Except as otherwise provided herein, Tricadia shall not, and shall cause its Affiliates not to (without TAMCO’s prior written consent), cease providing or suspend the provision of any Transition Service during the Term for such Transition Service, including during the period of any good faith dispute between the parties.

(e) Tricadia hereby represents and warrants to TAMCO that it has given due and proper consideration to the preparation of the Transition Service Schedules to this TSA and the Transition Services described therein and that it is not aware of any services that had been provided to the Management Entities prior to the Closing Date that are omitted from such Transition Services Schedules, other than the services provided by the Transferred Employees. Tricadia hereby acknowledges the parties’ intention that the scope of the Transition Services should reflect in full those services provided by Tricadia, or its Affiliates or third-party service providers, to Tiptree, TAMCO Holding, TAMCO and the Management Entities in the ordinary course prior to the Closing Date, except to the extent provided by the Transferred Employees, and undertakes to TAMCO that the Transition Services provided hereunder reflect all services provided to Tiptree, TAMCO Holding, TAMCO and the Management Entities in the ordinary course prior to the Closing Date, other than the services provided by the Transferred Employees.

(f) If, at any time within one hundred and fifty (150) days following the Closing Date, either party becomes aware of any service that had been provided to Tiptree, TAMCO Holding, TAMCO or a Management Entity prior to the Closing Date that is not included on a Transition Service Schedule and is not otherwise being provided by a Transferred Employee (each such service, an “Omitted Service”), then upon notice to the other party, a Transition Service Schedule shall be added for such service and such service shall become a Transition Service. Tricadia shall resume provision of such Transition Service as soon as reasonably practicable. The Omitted Service shall be provided without additional charge.

SECTION 2.02. Nature and Quality of Transition Services. Tricadia shall, shall cause its Affiliates to and shall use its reasonable best efforts to cause third-party service providers to, provide the Transition Services in a timely and workmanlike manner consistent with past practice; provided, that Tricadia shall not be liable under this TSA (i) for failing to provide or make available a Transition Service as set forth herein if such failure was the result of personnel of Service Provider performing or failing to perform such Transition Service in accordance with instructions relating to such Transition Service provided by the Service Recipient or (ii) for any action taken, or omission to act, by a representative of TAMCO, Tiptree, or any of their respective Affiliates. Other than as expressly agreed on the applicable Transition Service Schedule, any determination as to which of Tricadia, its subsidiary or its Affiliates shall provide a Transition Service, as well as which employee(s) shall provide such Transition Service shall be made by the Service Provider in its sole discretion. Tricadia will use its reasonable best efforts to ensure that each Transition Service is performed by its personnel, or the personnel of its Affiliates, to the extent that such Transition Service was performed by Tricadia personnel, or the personnel of Tricadia’s Affiliates, prior to the Closing Date. Tricadia shall, or shall cause its Affiliates and use reasonable best efforts to cause third-party service providers to, provide the

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Transition Services in the same manner, scope, nature, frequency, functionality and quality (including the level of care exercised in the performance) as the manner in which such Transition Services were provided to the Service Recipient immediately prior to the date hereof, except as otherwise provided in the applicable Transition Service Schedule and except for such variations in manner, scope, nature, frequency or functionality as are reasonably warranted in the context of changes to the business of Tiptree and its Affiliates after the Closing Date. The Transition Services shall be used by the Service Recipient for substantially the same purposes and in substantially the same manner (including as to volume, amount, level or frequency, as applicable) as the Transition Services were used immediately prior to the date hereof. In addition to any other rights or remedies to which TAMCO may be entitled, if Tricadia fails to provide, or to cause to be provided, any Transition Service in accordance with the terms of this TSA, Tricadia shall, as promptly as reasonably practical, correct in all material respects such error or defect or re-perform in all material respects such Transition Service at the request of TAMCO (and at the expense of Tricadia).

SECTION 2.03. Policies and Procedures. Each Transition Service will be provided by a Service Provider in accordance with such Service Provider’s policies and procedures in effect on the date hereof, as may be amended from time to time, and with those policies and procedures established by other Persons that are applicable to such Service Provider and/or the premises where such Transition Service is performed (each a “Service Provider Policy”); provided, however, that a copy of each Service Provider Policy, to the extent written, shall be provided to TAMCO; provided further, however, that in no event shall any Service Provider Policy modify or alter any Transition Service in a manner that would be inconsistent with the obligations of the Service Provider set forth in Section 2.02. If the Service Recipient acts in a manner that is inconsistent with a Service Provider Policy applicable to it, the Service Provider shall so inform the Service Recipient and the Service Recipient shall then conform to the requirements of such Service Provider Policy to the extent commercially reasonable.

SECTION 2.04. Cooperation and Information.

(a) During the Term, the Service Recipient shall provide the Service Provider with all information available to the Service Recipient and reasonably requested by the Service Provider as necessary or desirable for the performance of the relevant Transition Services. Tricadia shall not be deemed to be in breach of its obligation to provide, or cause the provision of, any Transition Service to the extent that the Service Recipient has not provided information that is reasonably necessary for the performance of such Transition Service. Service Recipient shall provide to the Service Provider reasonable access to the Service Recipient’s premises to the extent reasonably necessary for the purpose of providing the Transition Services.

(b) Tricadia shall, and shall cause its Affiliates and use reasonable best efforts to cause third-party service providers to, (i) reasonably cooperate with each Service Recipient in all matters relating to the provision of the Transition Services and (ii) not engage in any willful or intentional misconduct, gross negligence, common law fraud or otherwise willfully or intentionally violate any Applicable Law in connection with the provisions of a Transition Service. Such cooperation shall include (1) the execution and delivery of such further instruments or documents as may be reasonably requested by TAMCO or another Service

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Recipient to enable the full performance of the Transition Services provided hereunder and (2) notifying TAMCO in advance of any changes to Tricadia’s or another Service Provider’s operating environment or personnel (including changes with respect to employee status) to the extent material to the provision of services hereunder and working with the applicable Service Recipient to minimize the effect of such changes.

SECTION 2.05. Intellectual Property and Software Licenses.

(a) If the receipt or provision of any Transition Service hereunder requires the use by Tricadia, one of its Affiliates or any third-party service provider of the Intellectual Property, technology or data of TAMCO or one of its Affiliates, or vice versa, then the party that needs to use such Intellectual Property, technology or data shall have the nonexclusive, irrevocable (except as provided in this Section 2.05), royalty-free, non-sublicensable (except as and to the extent required for the provision or receipt of such Transition Service) right and license to use such Intellectual Property, technology or data during the Term for the sole purpose of, and only to the extent necessary for, the receipt or provision of such Transition Service hereunder.

(b) Upon the expiration of the Term, or the earlier termination of any Transition Service in accordance with Section 7.02, (i) the license to the relevant Intellectual Property granted under this Section 2.05 will terminate, and (ii) Service Recipient and/or Service Provider shall (1) cease all use of the Intellectual Property licensed under this Section 2.05 and (2) subject to Applicable Law and the requirements of any Governmental Entity, return all confidential or proprietary information exchanged in connection with such license, or certify the destruction of the same. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that, subject to the confidentiality obligations set forth in Article V, any information in non-tangible form that is retained in the memories of any persons employed by a party as of the termination of any Transition Service, or this Agreement, as the case may be, may be used by such party and its Affiliates on a non-exclusive basis solely in connection with their respective business.

(c) Except as set forth in this Section 2.05, Tricadia grants no rights to its Intellectual Property to TAMCO or its Affiliates, and TAMCO and its Affiliates grant no rights to Intellectual Property to Tricadia; provided, however, that all data created in connection with the provision of a Transition Service and on behalf of the Service Recipient shall be owned by the Service Recipient and shall constitute its confidential information.

(d) If a Service Provider and a Service Recipient collaborate to create any Intellectual Property (i) that is derived from or based upon a party’s Intellectual Property, such Intellectual Property shall be owned by the party upon whose Intellectual Property it is based and the other party hereby agrees to assign and hereby assigns any rights, title or interests that it may have therein to such party, and (ii) that is not derived from or based upon a party’s Intellectual Property, Tricadia and TAMCO shall agree in writing (before such creation to the extent feasible) which party shall own such Intellectual Property, and the other party’s rights therein.

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(e) Each of TAMCO and Tricadia shall, and shall cause their respective Affiliates and, in the case of Tricadia, third-party service providers, to, comply with their respective obligations under all applicable data protection and privacy laws.

SECTION 2.06. Insurance. With respect to the provision of Transition Services under this TSA, Tricadia shall maintain such insurance coverage and in such amounts covering itself and its Affiliates as is commercially reasonable. Upon the reasonable request of TAMCO, Tricadia shall provide TAMCO with such information as it shall reasonably request relating to any insurance coverage relevant to a Transition Service provided under this TSA.

SECTION 2.07. Business Continuity and Disaster Recovery. Tricadia will at all times throughout the Term have in place a BCDR Plan that is at least as comprehensive in scope and detail as the BCDR Plan of Tricadia in effect on the date hereof. In the event that Tricadia invokes its BCDR Plan, it will notify TAMCO as soon as reasonably practicable following such invocation and will maintain communication with TAMCO.

SECTION 2.08. Third-Party Service Providers. Tricadia shall, or shall cause its Affiliates to, use its reasonable best efforts to (i) obtain any necessary consent from any third-party service provider in order to provide any Transition Service or (ii) if any such consent is not obtained, provide acceptable alternative arrangements to provide such Transition Service sufficient for the purposes of Service Recipient. Where Transition Services are provided by Tricadia, or its Affiliates, through third-party service providers or through the use of Third Party Materials, Tricadia shall, or shall cause its Affiliates to, (i) use its reasonable best efforts to ensure that the applicable third-party service provider complies with its obligations under its agreement with Tricadia or Tricadia’s Affiliate, (ii) enforce the terms of its agreement with the applicable third-party service provider as necessary and in accordance with TAMCO’s reasonable instructions to enable TAMCO, or the applicable Service Recipient, to receive the benefit of any rights contained therein, and (iii) comply with any obligations placed on Tricadia, or its Affiliates, pursuant to such agreement.

ARTICLE III

COMPENSATION FOR SERVICES

SECTION 3.01. Fees and Actual Costs.

(a) Subject to Section 3.01(b), as compensation for each Transition Service to be provided to TAMCO and any Service Recipient pursuant hereto, TAMCO shall pay Tricadia the amount specified on each applicable Transition Service Schedule, as such amount may be adjusted pursuant thereto (each such amount, a “Transition Service Fee” and collectively, the “Transition Service Fees”).

(b) If the aggregate increases to Transition Service Fees to be made in any year pursuant to this Agreement (including the Transition Service Schedules hereto) would, if they had occurred in the previous year, have caused the aggregate Expenses of TAMCO Holding and its Subsidiaries for such previous year to have exceeded 50% of the Hypothetical Fees for

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such previous year, then such increases shall be reduced to an aggregate amount such that if they had applied for the previous year, the aggregate Expenses of TAMCO Holding and its Subsidiaries for such previous year would have been equal to 50% of such Hypothetical Fees, provided, that the aggregate Transition Service Fees will in no event be less than the aggregate Transition Service Fees in effect on the effective date of this Agreement, and provided further, that this Section 3.01(b) shall not apply to the extent that such increase is due to (i) a material change in the business of Tiptree or its Subsidiaries, as determined by the Board acting reasonably, as a result of a merger, business combination, acquisition or other similar transaction, (ii) Expenses determined by the Board acting reasonably to be extraordinary, one-time Expenses, (iii) litigation, or (iv) any increase in the out-of-pocket costs of Service Providers relating to the provision of employee benefits, insurance or office space to the Service Recipients or strategic advisory services requested by a Service Recipient.

SECTION 3.02. Third Party Charges. TAMCO shall be responsible for, and shall pay or reimburse each Service Provider for, any actual third party costs, fees, levies or charges that a Service Provider may incur in connection with the provision of the relevant Transition Service (without duplication of any fees set forth on a Transition Service Schedule and taking into account any applicable discounts or rebates available to the Service Provider), including charges from vendors, suppliers, carriers and contractors, without (a) any markup or administrative fees or expenses of the Service Provider or (b) any profit component for the Service Provider.

SECTION 3.03. Payments of Fees. Any payments pursuant to this TSA shall be made as soon as reasonably practicable, but in any event no later than fifteen (15) calendar days after the date of receipt by TAMCO of an invoice from Tricadia. For the avoidance of doubt, (i) if any part of the Transition Services is provided by an Affiliate or third-party service provider of Tricadia, the charges payable in respect of such Transition Services shall be invoiced by Tricadia to TAMCO and payable by TAMCO to Tricadia and (ii) TAMCO shall not receive any invoices directly from, or be obligated to pay any fees or charges directly to, any Affiliate or third-party service provider of Tricadia.

SECTION 3.04. Invoices; Documentation. Tricadia shall invoice TAMCO promptly after the end of each calendar quarter for all charges for all Transition Services provided to TAMCO and its Affiliates in the preceding calendar quarter pursuant to this TSA. Tricadia shall also deliver copies of all quarterly invoices to the Special Committee promptly after the end of each calendar quarter in the manner set forth in Section 8.03. From time to time on written request by TAMCO in respect of a Transition Service, Tricadia shall provide to TAMCO such information in Tricadia’s possession with respect to such invoices as TAMCO may reasonably request for the purpose of supporting the fees represented by such invoices and Tricadia shall make its personnel available to answer such questions as TAMCO may reasonably ask for such purpose.

SECTION 3.05. Disputes. TAMCO, including on behalf of any Service Recipient, may dispute any or all charges for sixty (60) days after the receipt of the applicable invoice. If TAMCO disputes any charges, TAMCO and Tricadia shall work together in good faith to resolve such dispute during the thirty (30) day period after TAMCO provides Tricadia with notice of such dispute and then in accordance with Section 8.09. If the resolution of such a

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dispute is that TAMCO owes an amount of money to Tricadia, such amount shall be due and payable upon resolution. If the resolution of such a dispute is that Tricadia owes money to TAMCO, Tricadia shall deduct the amount owed from the next invoice; provided, that if no further invoices are due, Tricadia shall pay such amount to TAMCO upon resolution of the dispute. A failure by TAMCO to dispute a charge within sixty (60) days after receipt of an invoice shall not waive TAMCO’s audit and collection rights under Section 4.05. The existence of a dispute shall not excuse either party from any other obligation under this TSA, including Tricadia’s obligations to continue to provide, or cause the provision of, Transition Services hereunder.

SECTION 3.06. Taxes. The fees and charges payable by TAMCO under this TSA and set forth on the Transition Service Schedules shall be exclusive of any taxes which may be imposed by any Governmental Entity in connection with the purchase or delivery of the Transition Services (“Sales Taxes”). Any such Sales Taxes shall be separately stated on the relevant invoice to TAMCO. All taxable goods and services for which TAMCO is compensating, or reimbursing, Tricadia hereunder shall be set out separately from non-taxable goods and services, if practicable. TAMCO shall be responsible for any such Sales Taxes and shall either (i) remit such Sales Taxes to Tricadia (and Tricadia shall remit such amounts to the applicable Governmental Entity) or (ii) provide Tricadia with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes. In the event Tricadia fails timely to invoice Sales Taxes on taxable goods or services covered by this TSA, Tricadia shall notify TAMCO in a timely manner and TAMCO shall remit such Sales Taxes to Tricadia; provided, however, that, notwithstanding the definition of “Sales Taxes” as used herein, TAMCO shall not be responsible for the payment of any additions to such Sales Taxes, including penalties and interest imposed due to a failure by Tricadia to remit or cause to be remitted such Sales Taxes in a timely manner to the appropriate Governmental Entity.

ARTICLE IV

ACCESS AND SECURITY

SECTION 4.01. Security Level; Additional Security Measures. Tricadia shall, and shall cause its Affiliates to, use reasonable best efforts to cause any third-party service provider to, maintain their current level of physical and electronic security during the Term (including data security and data privacy).

SECTION 4.02. Security Breaches. In the event of a security breach that relates to the Transition Services, Tricadia shall, and shall cause its Affiliates to, use reasonable best efforts to cause any third-party service provider to, cooperate with TAMCO and each other Service Recipient regarding the timing and manner of (i) any notification to clients, customers, potential customers, employees and/or agents of TAMCO or another Service Recipient, as the case may be, concerning a breach or potential breach of security and (ii) disclosures to appropriate Governmental Entities.

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SECTION 4.03. Systems Security.

(a) If any Service Provider, or its personnel, will be given access to any Service Recipient’s computer systems or software (“Systems”) in connection with the performance of the Transition Services, Tricadia shall, or shall cause its Affiliates to, use reasonable best efforts to cause any third-party service provider, and their respective personnel, to comply with all of such Service Recipient’s written system security policies, procedures and requirements (as amended from time to time, the “Security Regulations”), and will not tamper with, compromise or circumvent any security or audit measures employed by such Service Recipient.

(b) Tricadia shall, and shall cause its Affiliates and third-party service providers to, use its reasonable commercial efforts (i) to ensure that only those of its personnel who are specifically authorized to have access to the Systems of a Service Recipient gain such access and use such access only to the extent needed to provide a Transition Service, and (ii) to prevent unauthorized access, use, destruction, alteration or loss of information contained therein. Tricadia shall, and shall cause its personnel, its Affiliates and third-party service providers to, access and use only those Systems, and only such data and information within such Systems to which a Service Recipient has granted it the right to access and use. Tricadia and any other Service Provider will notify TAMCO and/or a Service Recipient immediately upon becoming aware of any violations by any of its personnel of this Section 4.03(b).

(c) A Service Recipient shall have the right to deny the personnel of a Service Provider access to its Systems, after prior written notice, in the event the Service Recipient reasonably believes that such personnel pose a security concern.

(d) All user identification numbers and passwords of a Service Recipient disclosed to a Service Provider, and any information obtained from the use of the Systems, shall be deemed confidential information of TAMCO subject to Section 5.01.

(e) Tricadia will, and will cause its Affiliates to and will use reasonable best efforts to cause any third-party service provider to, cooperate with TAMCO and each other Service Recipient in investigating any apparent unauthorized access of TAMCO’s or such other Service Recipient’s Systems or any apparent unauthorized release by a Service Provider or such Service Provider’s personnel of information of TAMCO or its Affiliates that is deemed to be confidential under Section 5.01. If any Service Provider has revoked access to its own systems to any of its personnel that also have access to a Service Recipient’s Systems and it will immediately revoke the access of such personnel to a Service Recipient’s Systems.

SECTION 4.04. Information Security. Tricadia shall, and shall cause its Affiliates and third-party service providers to, provide information, data back-up procedures, and information security commensurate with that applicable to its own confidential information to ensure that any confidential information running though its Systems provided by or for a Service Recipient is not lost, stolen, modified, disclosed to or accessed by any other party (other than those permitted parties under Article IV of this TSA) without the Service Recipient’s prior written approval. Tricadia will promptly notify TAMCO upon becoming aware of: (i) any unauthorized possession, use, or knowledge or attempt thereof, of the data-processing files, transmission messages, or other confidential information of a Service Recipient by any person or entity that may become known, (ii) the effect of such, and (iii) the corrective action taken in response thereto.

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SECTION 4.05. Records; Inspection and Audit Rights.

(a) As required by Applicable Law, Tricadia shall maintain in an appropriate facility and format all existing data and records relating to the Businesses of TAMCO and its Affiliates in whatever form in its possession including copies and back-up versions thereof (the “Historical Records”) for such periods required by Applicable Law. During the Term and for five years thereafter, Tricadia agrees to maintain accurate records arising from or related to any Transition Service provided hereunder, including emails, data and documents, accounting records and documentation produced in connection with the provision of any Transition Service and including copies and back-up versions thereof (the “Service Records”, and together with the Historical Records, the “Records”); provided, that Tricadia shall maintain the Service Records for any longer duration required by Applicable Law and of which Tricadia has reasonable prior notice.

(b) Upon reasonable written notice from TAMCO, Tricadia shall make available to TAMCO, its Affiliates, or its Representatives (at TAMCO’s sole expense) reasonable access to or, at Tricadia’s option and expense (unless requested by TAMCO, in which case at TAMCO’s sole expense), copies of, the Records during regular business hours. Such Records shall include documents relating to the amounts charged by Tricadia, its Affiliates and third-party service providers and TAMCO shall have the right (at TAMCO’s sole expense) to review and audit such records to verify such amounts.

(c) Tricadia shall permit the auditors (including Governmental Entities and Self-Regulatory Organizations) of TAMCO and any of its Affiliates charged with evaluating TAMCO’s or any of its Affiliates’ compliance with Applicable Law reasonable access to Tricadia’s relevant documentation, facilities and personnel, as applicable, at TAMCO’s sole expense, for purposes of auditing such Transition Services for compliance with Applicable Law.

(d) In the event that an audit under this Section 4.05 identifies any noncompliance with Applicable Law, Tricadia shall remedy such noncompliance in a commercially reasonable time and manner.

ARTICLE V

CONFIDENTIALITY

SECTION 5.01. Tricadia Confidentiality. All confidential information relating to TAMCO or any of its Affiliates which is provided or conveyed to Tricadia or any of its Affiliates or third-party service providers in connection with the provision of any Transition Service pursuant to this TSA, including any technical, trade secret or other proprietary information of TAMCO or any of its Affiliates or their third-party service providers or their respective Representatives, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by Tricadia or any of its Affiliates or their third-party service providers

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or any of their respective Representatives that contain, reflect or are based upon such confidential information relating to TAMCO or any of its Affiliates, shall be and continue to be kept confidential by Tricadia and its Affiliates and their third-party service providers and their respective Representatives (except (i) pursuant to the order or demand of any Governmental Entity or Self-Regulatory Organization, as required in any litigation or other proceeding, or as otherwise required by Applicable Law or administrative process (in which case, to the extent feasible, Tricadia shall provide TAMCO with prompt notice thereof and cooperate with TAMCO or its relevant Affiliate so that TAMCO or its relevant Affiliate may seek a protective order or other appropriate remedy), (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 5.01 and (iii) to the extent that such information is or has become known to the Person receiving such information on a non-confidential basis from a source who is not breaching any contractual, legal or fiduciary obligation by making such disclosure), and Tricadia shall not use, and shall cause its Affiliates and use its best efforts to cause third-party service providers not to use, the information described in this Section 5.01 for any purpose except (1) as required to provide Transition Services hereunder, (2) for financial or Tax reporting or (3) as required by Applicable Law or any rule or regulation of any Governmental Entity or Self-Regulatory Organization. Notwithstanding anything to the contrary herein, the tax treatment of the transactions contemplated by this TSA shall not be treated as confidential.

SECTION 5.02. TAMCO Confidentiality. All confidential information relating to Tricadia or any of its Affiliates which is provided or conveyed to TAMCO or any of its Affiliates in connection with the receipt of any Transition Service pursuant to this TSA, including any technical, trade secret or other proprietary information of Tricadia or any of its Affiliates, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by TAMCO or any of its Affiliates or any of their respective Representatives that contain, reflect or are based upon such confidential information relating to Tricadia or any of its Affiliates, shall be and continue to be kept confidential by TAMCO and its Affiliates and their respective Representatives (except (i) pursuant to the order or demand of any Governmental Entity or Self-Regulatory Organization, as required in any litigation or other proceeding, or as otherwise required by Applicable Law or administrative process (in which case, to the extent feasible, TAMCO shall provide Tricadia with prompt notice thereof and cooperate with Tricadia so that Tricadia may seek a protective order or other appropriate remedy), (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 5.02 and (iii) to the extent that such information is or has become known to the Person receiving such information on a non-confidential basis from a source who is not breaching any contractual, legal or fiduciary obligation by making such disclosure), and TAMCO shall not use, and shall cause its Affiliates not to use, the information described in this Section 5.02 for any purpose except (1) as required to receive Transition Services hereunder, (2) for financial or Tax reporting or (3) as required by Applicable Law or any rule or regulation of any Governmental Entity or Self-Regulatory Organization. Notwithstanding anything to the contrary herein, the tax treatment of the transactions contemplated by this TSA shall not be treated as confidential.

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ARTICLE VI

DISCLAIMER OF WARRANTIES; INDEMNIFICATION

SECTION 6.01. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS TSA AND FOR THE PURPOSE FOR WHICH SUCH TRANSITION SERVICE WAS PROVIDED PRIOR TO THE CLOSING DATE, TRICADIA, ON BEHALF OF EACH SERVICE PROVIDER, MAKES NO WARRANTY, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY WARRANTIES OF ANY KIND WITH RESPECT TO THE NATURE OR QUALITY OF THE TRANSITION SERVICES TO BE PROVIDED BY SERVICE PROVIDER OR THE RESULTS THAT WILL BE OBTAINED BY USING OR APPLYING SUCH TRANSITION SERVICES, INCLUDING ANY WARRANTY OR CONDITION OF NONINFRINGEMENT, MERCHANTABILITY, ACCURACY, SATISFACTORY QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

SECTION 6.02. Indemnification of Tricadia. Subject to the terms of this Article VI, Tiptree shall indemnify, defend and hold harmless Tricadia and its Affiliates and their respective Representatives (each a “Tricadia Indemnified Party”) from and against all Losses incurred by any Tricadia Indemnified Party that result from any breach by TAMCO or Tiptree of its covenants, agreements and undertakings in this TSA.

SECTION 6.03. Indemnification of TAMCO. Subject to the terms of this Article VI, Tricadia shall indemnify, defend and hold harmless TAMCO and its Affiliates and their respective Representatives (each a “TAMCO Indemnified Party”) from and against all Losses incurred by any TAMCO Indemnified Party that result from (i) any breach by Tricadia of its covenants, agreements and undertakings in this TSA, (ii) the infringement or misappropriation by Tricadia or one of its Affiliates in providing Transition Services, or in materials provided by Tricadia or one of its Affiliates, under this TSA of a third party’s patents, copyrights, trademarks, trade secrets or other Intellectual Property rights and (iii) any gross negligence, willful or intentional misconduct (including any failure to provide Transition Services in knowing breach of this TSA other than as directed by TAMCO or any of its Affiliates or any or their respective Representatives) or a dishonest, fraudulent or criminal act or omission by Tricadia or any of its Affiliates or third-party service providers or any of their respective Representatives in connection with the provision of Transition Services hereunder; provided, however, that with respect to a claim for indemnification resulting from any gross negligence, willful or intentional misconduct (including any failure to provide Transition Services in knowing breach of this TSA) or a dishonest, fraudulent or criminal act or omission by a third-party service provider or any of its Representatives, Tricadia shall be (i) liable to indemnify a TAMCO Indemnified Party only to the extent that Tricadia is indemnified by, or otherwise recovers from, such third-party service provider in connection with the act or omission giving rise to such claim and (ii) obligated to pursue any and all commercially reasonable remedies, contractual or otherwise, it may have against such third-party service provider in connection with the act or omission giving rise to such claim.

SECTION 6.04. Procedure. In connection with any claim for indemnification under this Article VI, the party seeking indemnification (the “Indemnified Party”) and the party liable for

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such indemnification (the “Indemnifying Party”) shall follow the indemnification procedures set forth in Section 9.4 of the Contribution Agreement which are incorporated herein mutatis mutandis.

SECTION 6.05. Insurance. Notwithstanding anything contained in this Agreement to the contrary, Losses shall be net of any insurance recoveries actually received by the Indemnified Party or its Affiliates.

SECTION 6.06. No Double Recovery; No Limitation. The remedies provided in this Agreement shall not be cumulative of any duplicative remedy available pursuant to the Contribution Agreement. Nothing contained in this Article VI shall limit or alter the obligation of any party to indemnify any other party pursuant to Article IX of the Contribution Agreement.

ARTICLE VII

TERM AND TERMINATION

SECTION 7.01. Effective Date and Final Term. This TSA shall become effective on the Closing Date and, unless terminated earlier pursuant to Section 7.02 below, shall remain in full force and effect until the latest date of expiration (the “Final Term”) of the Term for any Transition Service hereunder.

SECTION 7.02. Termination.

(a) This TSA, or any one or more of the Transition Services provided hereunder, may be terminated at any time prior to the Final Term upon fifteen (15) days written notice from TAMCO to Tricadia for any reason or no reason, which notice may be by e-mail.

(b) At any time prior to the Final Term, upon at least one hundred and fifty (150) days written notice from Tricadia to TAMCO or otherwise upon consummation of a transaction that would constitute a Change of Control of Tiptree, Tricadia may terminate this TSA or any one or more of the Transition Services provided hereunder; provided, that, neither this TSA nor any Transition Services provided for hereunder may be terminated by Tricadia if the termination would take effect on or prior to December 31, 2013, other than in connection with a Change of Control of Tiptree; and provided, further, that, such one hundred and fifty (150) day notice period or permissible termination date (excluding in connection with a Change of Control of Tiptree) shall be modified to the extent provided for in any schedule hereunder. Any such termination may be for any reason or no reason, and such notice may be by e-mail.

(c) If a party materially breaches this TSA, the other party may terminate the provision or receipt of, as the case may be, the Transition Services affected by such material breach unless, within thirty (30) days of written notice thereof, such breaching party (i) cures such material breach to the reasonable satisfaction of the other party (if such material breach is subject to cure) and (ii) demonstrates, to the other party’s reasonable satisfaction, that such breaching party has enacted remedial measures designed to prevent the breach from occurring again.

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(d) In the event of termination pursuant to this Section 7.02, Service Recipient shall remit to Service Provider all outstanding compensation payable by Service Recipient to Service Provider pursuant to Article III above within fifteen (15) days following receipt of an invoice from Service Provider.

(e) Subject to Section 4.05(a), upon request, Tricadia shall, and shall cause its Affiliates and third-party service providers to (subject to the terms of Tricadia’s agreements with such third parties), return to TAMCO or destroy (and certify to the destruction of) all tangible personal property and books, records or files of TAMCO and its Affiliates held by Tricadia or any of its Affiliates or third-party service providers and used in connection with the provision of the terminated Transition Services (and not required in connection with the provision of any Transition Service that has not been terminated) that are in their possession as of the termination date.

SECTION 7.03. Survival. The provisions of Sections 2.05(b), (c) and (d), Section 4.05 and Articles V, VI, VII and VIII shall survive the termination of this TSA.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Amendment; Waiver. No provision of this TSA may be amended, supplemented or modified except by a written instrument signed by all of the parties hereto (or their successors in interest, if applicable). With respect to TAMCO or Tiptree, any amendment, supplement or modification of this TSA must be approved by a resolution of the Board of Directors of Tiptree, a certified copy of which shall be delivered to Tricadia prior to the execution of such amendment, supplement or modification. No provision of this TSA may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this TSA, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

SECTION 8.02. Expenses; Payments. Except as otherwise provided herein, each party shall bear and pay all costs and expenses which it incurs, or which may be incurred on its behalf, in connection with this TSA and the transactions contemplated hereby. Unless otherwise indicated, all dollar amounts stated in this TSA are stated in U.S. currency, and all payments required under this TSA shall be paid in U.S. currency in immediately available funds.

SECTION 8.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service), by e-mail with receipt confirmed (followed by delivery of an original via

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overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to TAMCO or Tiptree:

c/o Tiptree Financial Partners, L.P.

780 Third Avenue, 29th Floor

New York, New York 10017

Attention: Richard Price, Jr., Chairman of the Special Committee

E-mail: richardpricejr@gmail.com; provided that the Board of Directors of

Tiptree, by appropriate resolution, may change this notice provision.

with a copy to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attention: Floyd I. Wittlin, Esq.

Email: floyd.wittlin@bingham.com

(b)	if to Tricadia:

Tricadia Holdings, L.P.

780 Third Avenue, 29th Floor

New York, New York 10017

Attention:	Julia Wyatt, Chief Financial Officer & James McKee, General Counsel
E-mail:	jwyatt@tricadiacapital.com jmckee@tricadiacapital.com

SECTION 8.04. Severability. If any term or other provision of this TSA is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, the validity, legality and enforceability of all other conditions and provisions of this TSA shall not be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this TSA so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and if the parties cannot come to an agreement, such term or provision shall be deemed reformed to the extent necessary to conform to Applicable Law and to give maximum effect to the intent of the parties hereto.

SECTION 8.05. Entire Agreement; Assignment. This TSA (including the Transition Service Schedules hereto) and the Contribution Agreement constitute the entire agreement

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among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this TSA nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party. Any purported assignment in violation of this TSA is void. For the avoidance of doubt, the PMC Merger does not constitute an assignment under this TSA.

SECTION 8.06. Binding Effect. This TSA and all of the provisions hereof shall be binding upon and inure solely to the benefit of each party and their respective successors and permitted assigns.

SECTION 8.07. No Third-Party Beneficiaries. Except as set forth in Article VI, nothing in this TSA, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this TSA.

SECTION 8.08. Governing Law. This TSA shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to choice of law principles that would cause the laws of another jurisdiction to apply).

SECTION 8.09. Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself and its property to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the Southern District of the State of New York, in the event any dispute arises out of this TSA or any of the transactions contemplated herein, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this TSA or any of the transactions contemplated herein in any court other than the State of New York sitting in the County of New York or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the Southern District of the State of New York, and (iv) consents to service being made through the notice procedures set forth in Section 8.03. Each of Tricadia, Tiptree and TAMCO hereby agrees, to the fullest extent permitted by law, that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.03 shall be effective service of process for any suit or proceeding in connection with this TSA or the transactions contemplated hereby.

SECTION 8.10. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS TSA IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TSA OR THE TRANSACTIONS CONTEMPLATED BY THIS TSA OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS TSA. EACH OF TRICADIA, TIPTREE AND TAMCO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE,

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AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF TRICADIA, TIPTREE AND TAMCO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF TRICADIA, TIPTREE AND TAMCO MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF TRICADIA, TIPTREE AND TAMCO HAS BEEN INDUCED TO ENTER INTO THIS TSA BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8.10. ANY OF TRICADIA, TIPTREE OR TAMCO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS TSA WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 8.11. Counterparts. This TSA may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 8.12. Further Assurances. Each of Tricadia, Tiptree and TAMCO shall, and shall cause their respective Affiliates to, use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Transition Services. Such cooperation shall include exchanging information, performing true-ups and adjustments and seeking all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder.

SECTION 8.13. Relationship of the Parties. Nothing contained in this TSA will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this TSA authorized as an agent, employee or legal representative of the other party. Except as reasonably required for the parties to fulfill their obligations hereunder, no party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit the other party. No party will hold itself out as having any authority or relationship in contravention of this Section 8.13.

[Remainder of this page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, this TSA has been signed on behalf of each of the parties hereto as of the date first written above.

TIPTREE ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: Chief Executive Officer

TRICADIA HOLDINGS, L.P.

By:	/s/ Julia Wyatt
Name: Julia Wyatt
Title: Chief Financial Officer

[Signature Page Transition Services Agreement]

For purposes of Section 6.02 and Article VIII of this TSA:

TIPTREE FINANCIAL PARTNERS, L.P.

By:	/s/ Richard Price
	Name:	Richard Price
	Title:	Chairman, Special Committee of Independent Directors

[Signature Page Transition Services Agreement]

Appendix A

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider:

2.	Service Recipient:

3.	Start/End Date:

4.	Summary of Services:

Service Name	Description	Fee

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC	TRICADIA HOLDINGS, L.P.

By:	By:

Name:	Name:

Title:	Title:

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P.

3.	Start/End Date: The Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Services of Michael Barnes	Service Provider will provide Tiptree with the services of Michael Barnes, who shall initially be the Chairman of the Board of Directors of Tiptree. In his capacity as the Executive Chairman, Mr. Barnes shall perform the duties and have the responsibilities that are customary for an Executive Chairman of the Board of Directors or as otherwise reasonably assigned by the Board of Directors of Tiptree and shall devote such time to such office as reasonably necessary and appropriate.	$100,000 per annum*

*	It is anticipated that the Executive Chairman of Tiptree will be eligible to receive directly from Tiptree incentive compensation pursuant to Tiptree’s Long-Term Incentive Plan as determined by Tiptree’s Board of Directors (or compensation committee thereof) from time to time. In addition, Tiptree and/or its Affiliates may pay additional amounts in respect of any incentive compensation for the Executive Chairman of Tiptree.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and the following subsidiaries thereof: Tiptree Asset Management Company, LLC, Tiptree Asset Management Holding Company, LLC, Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC.

3.	Start/End Date: The Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Provision of Chief Financial Officer of Tiptree and certain other finance/accounting personnel for Tiptree and the subsidiaries designated above.	Service Provider will provide Tiptree with a Chief Financial Officer, initially Julia Wyatt, as well as other personnel with respect to servicing Tiptree’s finance and accounting requirements, on substantially the same basis as currently provided by Service Provider or its Affiliates to Tiptree and its subsidiaries. The Chief Financial Officer and other finance/accounting personnel shall provide all of the finance and accounting services needed by Tiptree and the above-named subsidiaries to the extent not provided by the Transferred Employees, including the following: (i) preparing the general ledger, (ii) general accounting, (iii)	$350,000 per annum, in the aggregate; provided, however, (i) if Tiptree or its subsidiaries acquire additional Businesses the parties will negotiate in good faith an increase in such fee based on the estimated additional time required to be spent on Tiptree matters; and (ii) subject to Section 3.01 of the TSA, for calendar year 2013 and each calendar year thereafter (x) no later than sixty (60) days after the beginning of such calendar year, Tricadia may make a proposal to Tiptree for an increase in the fee based on an increase in the actual documented costs of Tricadia in providing this Transition Service and (y) the

invoicing, (iv) payment of payables, (v) collection of receivables, (vi) budget and financial analysis, (vii) payroll, (viii) preparation of financial statements, (ix) interfacing with outside auditors, (x) banking relationships and (xi) financing arrangements. The Chief Financial Officer of Tiptree shall report to the Chief Executive Officer of Tiptree, and such other finance/accounting personnel shall report to the Chief Financial Officer of Tiptree.	independent directors of Tiptree and Tricadia shall negotiate in good faith any increase in the fee based on the actual documented costs of Tricadia. If, with respect to item (ii) of the preceding sentence, the independent directors of Tiptree and Tricadia, acting in good faith, are not able to agree on the increase in the fee within thirty (30) days after Tricadia makes its proposal, then the independent directors of Tiptree shall select an independent accounting firm of national reputation within three (3) Business Days of the end of such thirty (30) day period to determine the increase in the fee, if any, based on the increase in actual documented costs of Tricadia. Such independent accounting firm shall then determine, within thirty (30) days of its appointment, the increase in the fee. Any such determination shall be final and binding on Tiptree, TAMCO and Tricadia. In connection with any determination of the increase in the fee, the cost of the independent accounting firm shall be allocated to and borne by TAMCO and Tricadia in the same proportion that the amount submitted to the independent accounting firm that is unsuccessfully disputed by such party (as finally determined by the independent accounting firm) bears to the total disputed amount. For illustration purposes only, if (a) Tricadia proposes a fee increase of 6%, (b) Tiptree proposes a fee increase of 3%, and (c) the independent accounting firm determines that the fee increase should actually be 5%, then (x) for purposes of the previous sentence, the total disputed amount is 3%, (y) the Tiptree disputed amount is 2% (i.e., the total disputed amount minus the Tiptree proposed increase), and (z) the Tricadia disputed amount is 1% (i.e., the Tricadia proposed increase minus the total disputed amount). In this example, the Tiptree disputed amount is 2/3 of the total disputed amount (i.e., 2% ÷ 3%), so Tiptree would bear 2/3 of the cost of the independent accounting firm and Tricadia would bear 1/3 of such expense.

*	It is anticipated that the Chief Financial Officer of Tiptree will be eligible to receive directly from Tiptree incentive compensation pursuant to Tiptree’s Long-Term Incentive Plan as determined by Tiptree’s Board of Directors (or compensation committee thereof) from time to time. In addition, Tiptree and/or its Affiliates may pay additional amounts in respect of any incentive compensation for such financial or accounting personnel provided hereunder.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and the following subsidiaries thereof: Tiptree Asset Management Company, LLC, Tiptree Asset Management Holding Company, LLC, Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC.

3.	Start/End Date: The Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect therafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Legal and compliance services	Service Provider will provide Service Recipient with access to Service Provider’s internal legal counsel and compliance personnel, whom Service Provider shall instruct to devote such time to the affairs of the Service Recipient from time to time as may be reasonably necessary or appropriate, as determined by the Service Recipient, to result in the Service Recipient receiving the same quality and scope of legal and compliance services as was provided by Service Provider or its Affiliates prior to the date hereof.	$300,000 per annum, in the aggregate*; provided, however, (i) if Tiptree or its subsidiaries acquire additional Businesses the parties will negotiate in good faith an increase in such fee based on the estimated additional time required to be spent on Tiptree matters; and (ii) subject to Section 3.01 of the TSA, for calendar year 2013 and each calendar year thereafter (x) no later than sixty (60) days after the beginning of such calendar year, Tricadia may make a proposal to Tiptree for an increase in the fee based on an increase in the actual documented costs of Tricadia in providing this Transition Service and (y) the independent directors of Tiptree and Tricadia shall negotiate in good faith any increase in the fee based on the actual documented costs of Tricadia. If, with respect to item (ii) of the preceding sentence, the independent directors of Tiptree and Tricadia, acting in good faith, are not able to agree on the increase in the fee within thirty (30) days after Tricadia makes its proposal, then the independent directors of Tiptree shall select an independent accounting firm of national reputation within three (3) Business Days of the end of such thirty (30) day period to determine the increase in the fee, if any, based on the increase in the actual documented costs of Tricadia. Such independent accounting firm shall then determine, within thirty (30) days of its appointment, the increase in the fee. Any such determination shall be final and binding on Tiptree, TAMCO and Tricadia. In connection with any determination of the increase in the fee, the cost of the independent accounting firm shall be allocated to and borne by TAMCO and Tricadia in the same proportion that the amount submitted to the independent accounting firm that is unsuccessfully disputed by such party (as finally determined by the independent accounting firm) bears to the total disputed amount. For illustration purposes only, if (a) Tricadia proposes a fee increase of 6%, (b) Tiptree proposes a fee increase of 3%, and (c) the independent accounting firm determines that the fee increase should actually be 5%, then (x) for purposes of the previous sentence, the total disputed amount is 3%, (y) the Tiptree disputed amount is 2% (i.e., the total disputed amount minus the Tiptree proposed increase), and (z) the Tricadia disputed amount is 1% (i.e., the Tricadia proposed increase minus the total disputed amount). In this example, the Tiptree disputed amount is 2/3 of the total disputed amount (i.e., 2% ÷ 3%), so Tiptree would bear 2/3 of the cost of the independent accounting firm and Tricadia would bear 1/3 of such expense.

*	Tiptree and/or its Affiliates may pay additional amounts in respect of any incentive compensation for such legal and compliance personnel provided hereunder.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and the following subsidiaries thereof: Tiptree Asset Management Company, LLC, Tiptree Asset Management Holding Company, LLC, Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC.

3.	Start/End Date: The Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Provision of human resources, information technology and other personnel	Service Provider will provide Service Recipient with human resources, information technology and other personnel from time to time as may be reasonably necessary or appropriate, as reasonably determined by the Service Recipient, to enable the Service Recipient (including the Management Entities) to manage its Businesses on substantially the same basis as prior to the date hereof. The human resources, information technology and other personnel shall devote such time to the affairs of the Service Recipient from time to time as may be reasonably necessary or appropriate, as determined by Service Recipient.	$ 112,000 per annum, in the aggregate; provided, however, (i) if Tiptree or its subsidiaries acquire additional Businesses the parties will negotiate in good faith an increase in such fee based on the estimated additional time required to be spent on Tiptree matters; and (ii) subject to Section 3.01 of the TSA, for calendar year 2013 and each calendar year thereafter (x) no later than sixty (60) days after the beginning of such calendar year, Tricadia may make a proposal to Tiptree for an increase in the fee based on an increase in the actual documented costs of Tricadia in providing this Transition Service and (y) the independent directors of Tiptree and Tricadia shall negotiate in good faith any increase in the fee based on the actual documented costs of Tricadia. If, with respect to item (ii) of the preceding sentence, the independent directors of Tiptree and Tricadia, acting in good faith, are not able to agree on the increase in the fee within thirty (30) days after Tricadia makes its proposal, then the independent directors of Tiptree shall select an independent accounting firm of national reputation within three (3) Business Days of the end of such thirty (30) day period to determine the increase in the fee, if any, based on the increase in the actual documented costs of Tricadia. Such independent accounting firm shall then determine, within thirty (30) days of its appointment, the increase in the fee. Any such determination shall be final and binding on Tiptree, TAMCO and Tricadia. In connection with any determination of the increase in the fee, the cost of the independent accounting firm shall be allocated to and borne by TAMCO and Tricadia in the same proportion that the amount submitted to the independent accounting firm that is unsuccessfully disputed by such party (as finally determined by the independent accounting firm) bears to the total disputed amount. For illustration purposes only, if (a) Tricadia proposes a fee increase of 6%, (b) Tiptree proposes a fee increase of 3%, and (c) the independent accounting firm determines that the fee increase should actually be 5%, then (x) for purposes of the previous sentence, the total disputed amount is 3%, (y) the Tiptree disputed amount is 2% (i.e., the total disputed amount minus the Tiptree proposed increase), and (z) the Tricadia disputed amount is 1% (i.e., the Tricadia proposed increase minus the total disputed amount). In this example, the Tiptree disputed amount is 2/3 of the total disputed amount (i.e., 2% ÷ 3%), so Tiptree would bear 2/3 of the cost of the independent accounting firm and Tricadia would bear 1/3 of such expense.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and the following subsidiaries thereof: Tiptree Asset Management Company, LLC, Tiptree Asset Management Holding Company, LLC, Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC.

3.	Start/End Date: To the extent permitted under the terms of each applicable employee benefit plan, the Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA; provided, that, with respect to any particular benefit, the term shall be subject to the term, of such benefit plan.

4.	Summary of Services:

Service Name	Description	Fee
Provisions of employee benefits	Service Provider will provide Service Recipient with coverage under the following employee benefit plans (to the extent permitted under the terms thereof): (i) Defined Contribution Plan (401(k) plan), (ii) medical plan, (iii) dental plan and (iv) flexible spending plan. The foregoing plans will be administered by the same human resources personnel who administer these plans on behalf of Service Provider.	The pro rata cost based on the per employee cost designated by each employee benefit plan provider for the employees of the Service Recipient. This fee is subject to increase at any time as a result of any third-party benefit provider increasing the out-of-pocket fees, costs, levies or charges applicable to the employees of the Service Recipient.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and the following subsidiaries thereof: Tiptree Asset Management Company, LLC, Tiptree Asset Management Holding Company, LLC, Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC.

3.	Start/End Date: The Transition Services start on the Closing Date and end upon the expiration or termination of the applicable insurance policy referred to below.

4.	Summary of Services:

Service Name	Description	Fee
Provision of D&O/E&O insurance coverage	To the extent permissible under the relevant policy, Service Provider will continue to keep Tiptree and the Management Entities and their directors and officers named as an additional insureds under Service Provider’s director and officer liability insurance policies and errors and omissions insurance policies with substantially the same coverage for the Service Recipient, its Affiliates and their respective directors and officers as in effect prior to the date hereof. No policy retention fee or deductible shall be applicable to the coverage of Service Recipient, its Affiliates or their respective directors, which retention or deductible shall be	Fee: $168,646 per annum in the aggregate for so long as the applicable policy remains in effect on its current terms.

paid by Service Provider, except for any per-claim deductible that may be payable and attributable exclusively to a claim pertaining to a Service Recipient, its Affiliates or their respective directors. For the avoidance of doubt, no such policy retention fee or deductible that is applicable to any E&O policy generally without distinction among insureds shall be applicable to the coverage of Service Recipient, its Affiliates or their respective directors.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and its subsidiaries.

3.	Start/End Date: The Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Provision of strategic advisory services	Service Provider will provide Service Recipient access, to the extent necessary or desirable, to Service Provider’s investment personnel to provide Service Recipient with appropriate strategic advice with respect to the business and operations (including investment activity) of Service Recipient, subject to the compliance policies of Service Provider and Service Recipient.	As determined by Service Provider and Service Recipient on a case-by-case basis, subject to Section 3.01 of the TSA.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer

TRANSITION SERVICE SCHEDULE

This is a Transition Service Schedule relating to that certain Transition Services Agreement (the “TSA”), dated as of June 30, 2012, between Tricadia Holdings, L.P., Tiptree Asset Management Company, LLC and, to the limited extent provided for therein, Tiptree Financial Partners, L.P. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tricadia Holdings, L.P.

2.	Service Recipient: Tiptree Financial Partners, L.P. and the following subsidiaries thereof: Tiptree Asset Management Company, LLC, Tiptree Asset Management Holding Company, LLC, Tiptree Capital Management, LLC, Muni Capital Management, LLC, Tricadia Loan Management LLC and TREIT Management, LLC.

3.	Start/End Date: The Transition Services start on the Closing Date and end on December 31, 2013, but shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Provision of office space	Service Provider will provide Service Recipient with office space. The office space will consist of that currently occupied by Tiptree and each of the Management Entities, and may be expanded as future needs dictate upon mutual agreement of the parties.	$228,000 for 2012 and $245,000 for 2013, subject to increase if additional space is required, based on the ratio of the leased space occupied by Service Recipient employees to the lease space occupied by all persons.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of June 30, 2012.

TIPTREE ASSET MANAGEMENT COMPANY, LLC		TRICADIA HOLDINGS, L.P.

By:	/s/ Geoffrey Kauffman	By:	/s/ Julia Wyatt

Name:	Geoffrey Kauffman	Name:	Julia Wyatt

Title:	Chief Executive Officer	Title:	Chief Financial Officer